 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2016

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

_____________________________________________________________________________________________

Item 8.01. Other Events.

Greenbacker Renewable Energy Company LLC (“Greenbacker”) announced today that through a wholly-owned subsidiary it acquired a 25MW operating wind generation facility located in Montana, the Greenfield Wind Farm (the “Project”). The Project is being sold by Greenfield Wind LLC, which is majority owned and managed by Foundation Windpower, LLC, an experienced wind developer based in San Francisco, CA. The total consideration for the Project is approximately $34,700,000. In conjunction with this acquisition, the $26,045,471 Turbine Supply loan provided by Greenbacker to Greenfield Wind LLC in June 2016 was repaid in full. The Project totals 25,000 kW comprising 13 GE 2.3-107 MW wind turbines. The Project is located in Teton County, MT and sells power directly to the local public utility, NorthWestern Energy, an investment grade utility company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated November 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2016	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated November 8, 2016